                                                                    EXHIBIT 10.1

Stephen J. Kottmeier, Esq. (State Bar No. 077060)
John W. Easterbrook, Esq. (State Bar No. 173890)
Selena P. Ontiveros (State Bar No. 211790)
HOPKINS & CARLEY
A Law Corporation
The Letitia Building
70 South First Street
San Jose, California  95113-2406

MAILING ADDRESS:
P.O. Box 1469
San Jose, CA  95109-1469
Telephone:  (408) 286-9800
Facsimile:  (408) 998-4790

Attorneys for Secured Creditor
SILICON VALLEY BANK


                         UNITED STATES BANKRUPTCY COURT


                         NORTHERN DISTRICT OF CALIFORNIA


                             SAN FRANCISCO DIVISION

In re                                         |     Case No. 05-30145-TEC
                                              |
First Virtual Communications, Inc., and       |     Case No. 05-30146-TEC
CUseeMe Networks, Inc.,                       |
                                              |     Chapter 11
               Debtors.                       |
                                              |     (Motion for Joint Administration Pending)
                                              |
                                              |     STIPULATION FOR USE OF CASH COLLATERAL
                                              |     AND FOR ADEQUATE PROTECTION SECURED BY
                                              |     LIEN ON PROPERTY OF THE ESTATE
                                              |
                                              |
                                              |
----------------------------------------------

         First Virtual Communications, Inc. ("FVC") and CUseeMe Networks, Inc. ("CUseeMe"), debtors and debtors in possession herein (the "Debtors") and secured creditor Silicon Valley Bank ("SVB") hereby enter into an agreement for use of cash collateral and for adequate protection and stipulate as follows:

                                FACTUAL RECITALS

         A. On January 20, 2005 (the "Petition Date"), the Debtors filed voluntary petitions to commence cases (the "Cases") under Chapter 11 of Title 11, United States Code (the



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

"Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court").

         B. The Debtors are in the business of providing communications products to customers, with business premises in Redwood City, California and other locations. The Debtors are operating their business as debtors in-possession pursuant to Bankruptcy Code sections 1107 and 1108.

         C. Before the filing of the petition herein, and as part of their ongoing business operations, the Debtors had obtained financing from SVB, as set forth in certain financing instruments, documents and agreements (collectively, the "Loan Documents"), including the following:

                  (1) That certain Loan and Security Agreement and Schedule to Loan and Security Agreement, both dated April 3, 2003, for a loan in the maximum principal amount of $3,000,000, as thereafter amended from time to time in writing (the "Loan Agreement");

                  (2) That certain Intellectual Property Security Agreement dated April 3, 2003, as thereafter amended in writing (the "IP Security Agreement");

                  (3) That certain Cross-Corporate Continuing Guaranty dated April 3, 2003, whereby each of Debtors guaranteed the obligations of the other Debtor to SVB; and

                  (4) Other related documents.

         D. Obligations owing to SVB are secured by continuing security interests in substantially all personal property of the Debtors, including all of Debtors' accounts, inventory, chattel paper, contract rights, equipment, and general intangibles, and the proceeds and products thereof (hereinafter collectively referred to as the "Pre-Petition Collateral"). The specific collateral of SVB is described in the Loan Documents, including in particular the Loan Agreement and the IP Security Agreement. SVB has perfected its security interest in the Pre-Petition Collateral, to the extent its security interest may be perfected through the filing of a financing statement for each Debtor with the filing authorities in the State of Delaware on March 24, 2003 (the "UCC-1's").



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         E. The Debtors represent that no liens or encumbrances senior to those of SVB exist against the Pre-Petition Collateral or the Post-Petition Collateral (as defined below). The Debtors acknowledge that SVB has specifically relied upon this representation in its consent to this Stipulation. Invalidity of this representation is a specific event of default under this Stipulation, giving rise to remedies of SVB as set forth herein.

         F. FVC entered into a Services, Payment & Security Agreement, dated September 29, 2004 (the "Services Agreement"), with certain of its service providers (the "Service Providers"). Under the Services Agreement, FVC granted a security interest in substantially all its assets to the Service Providers, which security interest is expressly subordinate to the security interest of SVB. FVC also entered into a Subordination Agreement, effective as of August 19, 2004, with the Service Providers in favor of SVB. Under the Subordination Agreement, each Service Provider agreed not to assert any objection in respect of the Pre-Petition Collateral and that, among other things, (a) its security interest was junior to the security interest of SVB, (b) SVB may consent to the use of cash collateral in any voluntary bankruptcy proceeding without seeking or obtaining the consent of any Service Provider as holder of an interest in the Pre-Petition Collateral, (c) it would not oppose FVC's use of cash collateral on the basis that its interest in the Pre-Petition Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by SVB, and (d) SVB may without a Service Provider's consent and without notice to a Service Provider release or take any other action or omit to take any other action with respect to the Pre-Prepetition Collateral as SVB deems necessary or advisable in SVB's sole discretion.

         G. The Debtors require the continued use of SVB's Pre-Petition Collateral, including the Cash Collateral proceeds thereof, to operate and preserve their business and to maximize return for their creditors. The Debtors seek approval of such use from SVB and from this Court on the terms and conditions set forth herein, whereby the Debtors seek to provide adequate protection of SVB's interest in the Pre-Petition Collateral.



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         H. As used herein, the term "Post-Petition Collateral" shall mean the "Collateral," as defined in the Loan Agreement and the IP Security Agreement, which is created or comes into existence after the Petition Date.

         I. The Debtors have represented to SVB that they need to operate for a limited period of time in order to provide to themselves the ability to reorganize and/or liquidate. The Debtors have further represented that they will operate according to a budget and cash flow projection during the time necessary to accomplish the foregoing. Attached hereto as Exhibit "A" is a true copy of said operating budget and cash flow projection (the "Cash Flow Budget").

         J. The Debtors have further represented to SVB that the Debtors are actively pursuing a sale of the Debtors' assets pursuant to Bankruptcy Code section 363 or other change-of-control transaction to be implemented pursuant to a plan of reorganization, including, but not limited to, a potential sale to an identified party with whom FVC is currently negotiating a letter of intent.

         K. Subject to certain conditions, SVB has agreed, as set forth herein, to permit the Debtors to use its Pre-Petition Collateral and Cash Collateral on a basis that will provide for adequate protection and continuing security.

         L. To the best of the Debtors' knowledge, neither they nor their attorneys are aware of any grounds to challenge the validity, enforceability or priority of pre-petition claims or liens of SVB against the Pre-Petition Collateral and further represents that to the best of their knowledge and information, neither they nor their attorneys are aware of any claims for damages or other affirmative relief which the Debtors have against SVB as of the date hereof.

                                   AGREEMENT

         Now, therefore, the Debtor and SVB agree as follows:

         1. Truth of Recitals. The Debtors acknowledge and warrant the truth and accuracy of each of the recitals set forth above. Recital L is binding upon the Debtors but not upon any subsequently appointed Chapter 11 or Chapter 7 trustee or any other parties in interest in the Cases.



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ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         2. Existing Agreements. Except as expressly modified by this Stipulation, all terms and conditions of the Loan Documents shall remain in full force and effect. SVB has not sought or asked for a release of claims by the Debtors as a part of this Stipulation, although all parties believe that the Debtors have no claims for damages or other affirmative relief against SVB as of the date hereof.

         3. Outstanding Obligations. The Debtor acknowledge that, as of January 14, 2005, the outstanding principal indebtedness owed to SVB pursuant to the Loan Agreement is $2,500,000.00. The foregoing amount does not include any interest or fees which have accrued or will hereinafter accrue, any applicable late charges, collection costs or attorneys' fees and costs recoverable under the terms of the Loan Documents, which amounts shall be later calculated and added to the outstanding indebtedness and for which amounts the Debtor acknowledges liability.

         4. Cash Flow Budget. The Debtors have forecasted that they will achieve certain revenues and expenses as set forth in the Cash Flow Budget. SVB consents to the use of Cash Collateral consistent with the Cash Flow Budget and subject to the other terms and conditions of this Stipulation. Notwithstanding the foregoing sentence, the Debtors' revenues and expenses may vary from single line items within the Cash Flow Budget provided that the Debtors are not in default of this Stipulation and the Debtors otherwise comply with the provisions of the following paragraph. In addition, the Debtors may seek Bankruptcy Court approval to implement an employee retention plan (up to a maximum expenditure of $200,000.00) in which event the Debtors will amend the Cash Flow Budget, subject to approval of the Court and the consent of SVB. Irrespective of whether Debtor meets its income or expense projections, Debtor shall pay to SVB the amounts shown in the Cash Flow Budget to be paid to SVB on the dates set forth therein, except to the extent any payment or portion thereof to SVB would result in the amount of the Debtors' Ending Cash (defined below) to not satisfy the test set forth below in Section 5(a); provided, however, that any shortfall in a payment shall be paid in the subsequent week(s) as and when the Debtors' Ending Cash Balance exceeds the amount show on the Cash Flow Budget for such week(s) to the extent of such excess until the shortfall has been paid.



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         5. Achievement Of Cash Balances; Reporting.

                  (a) Each Monday, commencing on January 24, 2003, the Debtors shall certify in writing to SVB the amount of Debtors' actual "Ending Cash" on the preceding Friday. In the event that (i) the Debtors' actual Ending Cash has a negative variance in excess of five percent from the amount shown in the Cash Flow Budget for the particular week and (ii) the Debtors do not obtain SVB's written consent to the deviation, then such deviation shall be an automatic event of default under this Stipulation and the Loan Documents for which no notice need be given by SVB and the Debtors' right to use cash collateral shall terminate immediately.

                  (b) No later than by noon of Monday of each week, commencing on January 24, 2005, the Debtors shall deliver to SVB a report showing actual revenues and actual expenses for the preceding week, in the same format as the Cash Flow Budget.

         6. Post-Petition Replacement Liens; Adequate Protection.

                  (a) Liens. Solely as adequate protection for any diminution in value, following the Petition Date, of SVB's valid and perfected security interests under the Loan Documents, in addition to the security interests presently held by SVB, SVB is hereby granted, effective as of the Petition Date, post-petition replacement liens on all presently-owned or hereafter-acquired assets of the Debtors, to the same extent as it had a valid and perfected security interest in the (i) Pre-Petition Collateral, including all Cash Collateral, and (ii) all proceeds therefrom. Said post-petition replacement liens shall be secured in accordance with the provisions of Bankruptcy Code sections 361 and 363(e) and, to the extent that the above liens are insufficient to adequately protect SVB's claims, then SVB shall also be allowed an administrative priority claim in accordance with the provisions of Bankruptcy Code section 507(b) for any deficiency. The Debtors shall execute such financing documents and perform such further assurances as SVB reasonably requires to perfect its security interest. SVB may record this Stipulation, including any order entered in connection with this Stipulation in order to evidence the perfection of the security interests granted hereunder, but entry of the



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

Bankruptcy Court's order approving this Stipulation shall constitute a validly perfected first lien and security interest upon the Post-Petition Collateral, and upon the Pre-Petition Collateral, without further act. Notwithstanding anything contained in this Stipulation to the contrary, SVB is not granted any security interest in avoidance actions under 11 U.S.C. Sections 544-551, inclusive.

                  (b) Accounts. As additional adequate protection, the Debtors will maintain and designate all of their current accounts with SVB as the debtor-in-possession accounts.

         7. Affirmative Covenant: Definitive Transaction Agreement. Unless SVB agrees in writing to a later date, on or before February 7, 2005, the Debtors shall have executed a binding agreement with a ready, willing and able non-debtor participant for sale of all or substantially all the Debtors' assets or for another form of transaction for consideration sufficient to pay SVB in full and to provide some dividend to other creditors, which agreement shall have as the only condition to closing by the non-debtor participant approval by the Bankruptcy Court pursuant to the Bankruptcy Code.

         8. Affirmative Covenant: Funds Depository. The Debtors agree that, during the course of this bankruptcy proceeding, they will maintain their debtor-in-possession accounts with SVB.

         9. Affirmative Covenant: Inspection Rights; Reporting. SVB is authorized, in its discretion, to perform reasonable auditing of the Debtors' books and records, to perform reasonable inspection of their accounts receivable, inventory and equipment collateral. In addition to the reporting requirements set forth above, the Debtor shall continue to have such reporting obligations as are set forth in the Loan Documents. The Debtors shall also provide to SVB such other reports or information as SVB may reasonably request.

         10. Affirmative Covenant: Payment of Certain Expenses. The Debtors agree that, during the term of this Stipulation, and to the extent provide for in the Cash Flow Budget, the Debtors will pay each of the following expenses, to the extent they arise following the Petition Date, on a current basis: payroll, payroll-related taxes and withholdings, other tax obligations, workers compensation, employee benefits, insurance, building security, and fire alarm expenses.



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         11. Affirmative Covenant: Insurance. The Debtor shall maintain insurance at all times for all inventory and equipment collateral subject to this Stipulation and shall provide evidence of the same to SVB, with SVB named as loss payee.

         12. Carve-Out. Any provision of this Stipulation or the Loan Documents to the contrary notwithstanding, the security interests and the superpriority claim granted to SVB under the Loan Documents and this Stipulation shall be subject and subordinate to a carve-out (the "Carve-Out") for (i), following the occurrence and during the pendency of a default under the Loan Documents or this Stipulation, (A) the payment of (x) allowed professional fees and disbursements incurred by the professionals retained, pursuant to 11 U.S.C. Sections 327, 328(a), or 1103(a), by the Debtors and any creditors' committee ("Committee") appointed in the Cases and (y) the expenses of any member of any such Committee allowed under 11 U.S.C. Section 503(b)(3)(F), in an aggregate amount not to exceed $250,000 (plus professional fees and disbursements previously incurred, accrued, or invoiced before delivery of a Default Notice (defined below) to the extent previously or subsequently allowed), and (B) quarterly fees required to be paid, pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the clerk of the Bankruptcy Court, and (ii) the payment of any allowed success fees ("Success Fees") payable to any professional retained, pursuant to 11 U.S.C. Sections 327, 328(a), or 1103(a), by the Debtors and any Committee upon the consummation of a transaction by the Debtors or in connection with the Debtors' estates for consideration sufficient to pay SVB in full except that SVB agrees to payment of a success fee earned by Gordian Group up to $250,000 less fifty percent of the aggregate hourly fees actually paid to Gordian provided that SVB receives a 90% or more recovery and that SVB or its affiliates are not a credit bid purchaser for their own account in such transaction; provided that notwithstanding the occurrence and continuance of a default, no fees or disbursements shall be charged against the Carve-Out before the delivery (by hand, telecopy, or overnight delivery) to the Debtors' counsel and counsel to any Committee of a notice (a "Default Notice") by SVB of a Debtor's noncompliance with the terms of this Stipulation and the triggering of the Carve-Out. So long as no Default Notice shall have been delivered, the Debtors shall (i) pay compensation and reimbursement of expenses, allowed



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE under 11 U.S.C. Sections 330 and 331 or payable pursuant to an order of this Court, as the same may be payable, and the amount so paid shall not reduce the Carve-Out and (ii) make payment of any Success Fees, and the amount so paid shall not reduce the Carve-Out.

         13. Default; Remedies Upon Default. Any failure of the Debtor to perform fully or satisfy the promises, duties, covenants, provisions or terms of this Stipulation, the Loan Agreement or other Loan Documents, or any other agreement between the parties, or any breach of a representation or warranty herein or therein, shall be an event of default under this Stipulation unless timely cured. Any such default under this Stipulation or any other agreement between the parties shall constitute a default under all agreements between SVB and the Debtors.

                  (a) Except as provided in section 5(a), upon the occurrence of an event of default, SVB shall provide the Debtor and, so long as this case in pending, its counsel of record with written notice stating that a default has occurred (which notice may be given by facsimile transmission or electronic mail). Upon the failure of the Debtor to cure such default by 5:00 p.m. on the third business day following the day on which such notice is given, the Debtor's right to use cash collateral shall terminate immediately, and the Debtor shall immediately stop using cash collateral of SVB.

                  (b) In the event that a default is not cured within its specified period, then SVB may apply for an order permitting relief from the automatic stay upon seven calendar days' written notice (subject to the Bankruptcy Court's calendar) to the Debtor, its counsel, the U.S. Trustee and the official Unsecured Creditors' Committee or, if such committee is not formed, the twenty largest unsecured creditors. Such notice may be by facsimile transmission. The seven-day notice period is without prejudice to any party in interest's contention that cause does not exist for an expedited hearing on seven days' notice. Pending the determination of SVB's motion, the Debtor shall have no right to use any cash collateral.

         14. Reservation of Rights. SVB shall have the right to waive any of the obligations of the Debtors or the rights, remedies, or powers granted herein, including the Debtors' reporting requirements; and SVB shall have no obligation or duty to any other person or party



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE with respect to the waiver or exercise of said obligations, rights, remedies or duties. Delay in or failure to exercise any rights, remedies or duties shall not subject SVB to any liability to any other person or party, nor shall any other person or party rely upon, or in any way assert as a defense to any obligation owing to SVB such delay or failure. The Debtors reserve all rights to reconcile the amount of SVB's claims upon the filing of a proof of claim by SVB, provided that the Debtors agree not to challenge the validity, priority or enforceability of SVB's liens as provided for herein. In the event that the Debtors consummate a transaction that provides for the payment in full of SVB, and the Debtors continue to have SVB's consent to use Cash Collateral, the Debtors agree not to challenge the secured status of SVB's claims. Except for the foregoing, nothing contained in the Stipulation shall be construed to prevent the Debtors from seeking to value the amount of SVB's claims, including any secured and unsecured portions.

         15. Term. The Debtors' right to use cash collateral of SVB shall become effective upon the entry of an order by the Bankruptcy Court approving the terms of this Stipulation and shall continue in effect through April 1, 2005, at which time consent of SVB, and the Debtors' right to use of such cash collateral, its Pre-Petition Collateral, and its Post-Petition Collateral, shall terminate, except as otherwise agreed in writing by SVB and the Debtors.

         16. Attorneys Fees and Costs. Subject to the reservation of rights contained in paragraph 14 of this Stipulation and allowance of such expenses pursuant to 11 U.S.C. 506(b): (a) the Debtors shall pay SVB's expenses, including its attorneys' fees and costs, incurred in the negotiation and preparation of this Stipulation and the amendments described herein to the Loan Documents, and (b) the payment of the expenses described above shall be in addition to any costs, expenses, fees, interest or other charges that may accrue pursuant to the Loan Documents.

         17. Binding Effect. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their successors or assigns. Each individual signatory to this Stipulation warrants that he/she is authorized to enter into this Stipulation on behalf of the party on whose behalf this Stipulation is executed.



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

         18. Definitions. In addition to the terms defined hereinabove, the following term as used herein shall have the definition specified: "Cash Collateral" shall have the definition set forth in Bankruptcy Code section 363(a).

         19. Counterparts. This Stipulation may be executed in counterparts.

         20. Approval By Court. This Stipulation and the parties' agreement thereto are conditioned upon approval of the Bankruptcy Court.

         21. First-Day Hearings; Hearings on Use of Cash Collateral. In accordance with B.L.R. 9006-1, SVB consents to (a) the Debtors' request for an order shortening time on its "first-day" motions and applications (the "First-Day Hearing") and shortening the time for notice of the First-Day Hearing, including an expedited preliminary hearing on the Debtors' motion to approve this Stipulation and the Debtors' use of cash pending a final hearing in accordance with Fed. R. Bank. P. 4001(b)(2), and (b) to a final hearing as early as 15 days after service of the motion, notwithstanding B.L.R. 9014-1(c)(1).



Dated:  January 20, 2005


FIRST VIRTUAL COMMUNICATIONS,                    SILICON VALLEY BANK,
INC., a Delaware Corporation


By:         /s/ Jonathan G. Morgan               By:     /s/ C. Diane LeMay
    ----------------------------------------        ----------------------------
Name: Jonathan G. Morgan                         Name: C. Diane LeMay
Title: Chief Executive Officer and President     Title: Senior Vice President


CUseeME NETWORKS, INC., a Delaware
Corporation


By:         /s/ Jonathan G. Morgan
   -----------------------------------------
Name: Jonathan G. Morgan
Title: Chief Executive Officer and President



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE

                               APPROVED AS TO FORM


SKADDEN, ARPS, SLATE, MEAGHER &               HOPKINS & CARLEY,
FLOM LLP                                      A Law Corporation


By:   /s/ Van C. Durrer, II                   By:    /s/ Stephen J. Kottmeier
    ---------------------------                   ------------------------------
    Van C. Durrer, II                             Stephen J. Kottmeier
    Attorneys for Debtors and                     Attorneys for Secured Creditor
    Debtors in Possession First                   Silicon Valley Bank
    Virtual Communications, Inc.
    and CUseeMe Networks, Inc.



HOPKINS & CARLEY
ATTORNEYS AT LAW
   SAN JOSE

STIPULATION FOR USE OF CASH COLLATERAL, AND FOR ADEQUATE PROTECTION SECURED BY LIEN ON PROPERTY OF THE ESTATE